Tuesday, February 25 INVESTOR DAY 2020

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/financial-information/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.

Agenda Presentation Speaker Start time End time Duration Registration 7:15 AM 8:00 AM 0:45 1) Firm Overview Jennifer Piepszak 8:00 AM 8:30 AM 0:30 2) Corporate & Investment Bank Daniel Pinto, Carlos Hernandez, Teresa Heitsenrether 8:30 AM 9:15 AM 0:45 Break 9:15 AM 9:35 AM 0:20 3) Consumer & Community Banking Gordon Smith, Thasunda Brown Duckett, Marianne Lake 9:35 AM 10:20AM 0:45 4) Asset & Wealth Management Mary Callahan Erdoes 10:20 AM 10:50 AM 0:30 Break 10:50 AM 11:10 AM 0:20 5) Commercial Banking Doug Petno 11:10 AM 11:40 AM 0:30 6) Closing remarks and open Q&A Jamie Dimon 11:40 AM 12:40 PM 1:00 Lunch with Senior Leaders 12:40 PM 1:40 PM 1:00